UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                   FORM 8-K/A

                          ----------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 April 30, 2001                                 0-7928
------------------------------------------------       ------------------------
Date of Report (Date of earliest event reported)       (Commission File Number)

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

                   Delaware                                  11-2139466
------------------------------------------------      -----------------------
(State or other jurisdiction of incorporation or         (I.R.S. Employer )
organization)                                          Identification Number

                       105 Baylis Road, Melville, NY 11747
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  (631)777-8900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

      This Amendment to Form 8-K filed on May 14, 2001 is being submitted to provide the financial statements required in connection with the acquisition by Comtech Telecommunications Corp. (the "Company") of the commercial satellite, medical and government RF microwave amplifier product lines of MPD Technologies, Inc., which was acquired by Ericsson Amplifier Technologies, Inc, in November 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Business Acquired

        Attached is the audited balance sheet of Ericsson Amplifier Technologies, Inc.'s Non-Wireless Division as of December 31, 2000, and the related statements of income and cash flows for the year then ended.

(b)     Pro Forma Financial Information

        Attached is the unaudited pro forma financial information and notes to the unaudited pro forma financial information of the Company for the nine months ended April 30, 2001 and the year ended July 31, 2000.

(c)     Exhibits

        The following exhibit is filed as part of this report pursuant to Item 601 of Regulation S-K:

        Exhibit
        Number                  Description

         23.1                   Consent of Arthur Andersen LLP filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COMTECH TELECOMMUNICATIONS CORP.


                                            By:
                                               -------------------------------
                                            Name:  J. Preston Windus, Jr.
                                            Title: Senior Vice President
                                                   and Chief Financial Officer

Date: July 13, 2001

                          Index to Financial Statements

Report of Independent Public Accountants.....................................F-1
Balance Sheet................................................................F-2
Statement of Income..........................................................F-3
Statement of Cash Flows......................................................F-4
Notes to the Financial Statements......................................F-5 - F-9

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Comtech Telecommunications Corp.:

We have audited the accompanying balance sheet of Ericsson Amplifier Technologies, Inc. - Non-Wireless Division (a Delaware corporation), as of December 31, 2000, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ericsson Amplifier Technologies, Inc. - Non-Wireless Division as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                 /s/ ARTHUR ANDERSEN LLP

Melville, New York
June 4, 2001

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

BALANCE SHEET
AS OF DECEMBER 31, 2000
(in thousands)

                                                  ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                   $  1,735
   Accounts receivable, net of allowance for doubtful accounts of $90                             6,204
   Inventories, net                                                                               3,089
   Prepaid expenses and other current assets                                                        166
                                                                                               --------

                  Total current assets                                                           11,194

MACHINERY AND EQUIPMENT, net                                                                        391
                                                                                               --------
                                                                                               $ 11,585
                                                                                               ========

                              LIABILITIES AND INVESTMENT BY PARENT IN EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                                            $  3,670
   Accrued liabilities                                                                            2,566
                                                                                               --------

                  Total current liabilities                                                       6,236

COMMITMENTS AND CONTINGENCIES (Note 5)

INVESTMENT BY PARENT IN EQUITY OF NON-WIRELESS DIVISION                                           5,349
                                                                                               --------
                                                                                               $ 11,585
                                                                                               ========

The accompanying notes are an integral part of this balance sheet.

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

NET SALES                                                                       $ 30,921

COST OF SALES                                                                     25,769
                                                                                --------

                Gross profit                                                       5,152

OPERATING EXPENSES (Note 1):
 General and administrative                                                        1,750
 Selling                                                                           1,510
 Research and development                                                            134
                                                                                --------

                Total operating expenses                                           3,394

                Operating income                                                   1,758

INTEREST EXPENSE (Note 1)                                                            618
                                                                                --------

                Income before provision for income taxes                           1,140

PROVISION FOR INCOME TAXES (Note 2)                                                  456
                                                                                --------

                Net income                                                      $    684
                                                                                ========

The accompanying notes are an integral part of this statement.

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

OPERATING ACTIVITIES:
   Net income                                                                              $   684
   Adjustments to reconcile net income to net cash  provided by operating activities:
     Depreciation and amortization                                                             319
     Provision for doubtful accounts                                                            75
     Provision for income taxes                                                                456
     Changes in operating assets and liabilities:
       Accounts receivable                                                                    (483)
       Inventories                                                                           6,200
       Prepaid expenses and other assets                                                        82
       Accounts payable and accrued liabilities                                                (88)
                                                                                           -------

                  Net cash provided by operating activities                                  7,245
                                                                                           -------

INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                                 (289)
                                                                                           -------

                  Net cash used in investing activities                                       (289)
                                                                                           -------

FINANCING ACTIVITIES:
   Net repayments on revolving credit loans                                                 (3,631)
   Principal payments of long-term debt                                                     (1,880)
                                                                                           -------

                  Net cash used in financing activities                                     (5,511)
                                                                                           -------

INCREASE IN CASH AND CASH EQUIVALENTS                                                        1,445

CASH AND CASH EQUIVALENTS, beginning of year                                                   290
                                                                                           -------

CASH AND CASH EQUIVALENTS, end of year                                                     $ 1,735
                                                                                           =======

SUPPLEMENTAL DATA:
   Cash paid for income taxes                                                              $    12
                                                                                           =======

The accompanying notes are an integral part of this statement.

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

(a) DESCRIPTION AND ORGANIZATION OF BUSINESS

Basis of Presentation

The accompanying financial statements represent the historical assets, liabilities and operating results of the non-wireless division of Ericsson Amplifier Technologies, Inc. or "Ericsson" (formerly Microwave Power Devices, Inc. or "MPD", which was acquired by Ericsson in November 2000). The financial statements were prepared as if the non-wireless division had operated as an independent stand-alone entity for all of 2000. Certain allocations of operating expenses, interest expense (related to a line of credit financing the operations of the non-wireless division before the related principal was repaid prior to year-end), assets and liabilities were made based upon ratable allocation of Ericsson's combined sales from both its wireless and non-wireless divisions. Furthermore, certain of Ericsson's assets and liabilities presented herein were based upon either specific identification or ratable allocation based on the non-wireless division's historical results of operations.

Organization of Business

On March 2, 2001, Comtech Telecommunications Corp., agreed to purchase the commercial satellite, medical and government RF Microwave Amplifier product lines (collectively the "Non-Wireless Division") from Ericsson, which had planned to sell the Non-Wireless Division as part of its plan of acquisition of MPD. Prior to Ericsson's purchase, both the wireless and non-wireless divisions were separate operating, reported segments of MPD.

Nature of Business

The Ericsson Non-Wireless Division (herein after referred to as the "Division"), headquartered in Hauppauge, New York, is primarily engaged in the engineering and manufacturing of radio frequency and microwave power amplifiers for commercial and military applications. The Division currently markets its products to the satellite communications and medical industries, within both the U.S. and foreign military marketplaces.

(b) SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Division considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (using the first-in, first-out cost method) or net realizable value. Work-in-process associated with fixed-price long-term contracts is valued at the sum of the direct labor, direct material, other direct costs and related overhead costs incurred under each contract, less amounts charged to cost of sales.

                                                                     (continued)

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

Progress Payments

Progress payments received from customers are offset against inventories associated with the contracts for which the payments were received (Note 3). Under contractual arrangements by which progress payments are received from the U.S. Government, the U.S. Government has a lien title interest in the inventories identified with related contracts.

Long-Term Contracts

All contract-related assets and liabilities are classified as current, even though certain of these contract-related assets and liabilities may not be realized within one year. This practice is reflective of the Division's operating cycle as a contractor under long-term contracts.

Machinery and Equipment

Machinery and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over an estimated useful life of 3 to 7 years.

Concentration of Credit Risk

Financial instruments, which subject the Division to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts receivable. The Division performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts, if necessary, based upon factors surrounding the credit risk of customers, historical trends and other information.

For the year ended December 31, 2000, 3 customers accounted for 24%, 21% and 17% of total revenue. As of December 31, 2000, 3 customers accounted for 17%, 17% and 12% of total accounts receivable.

Long-Lived Assets

The Division follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. Management has performed a review of the Division's long-lived assets and has determined that no impairment of the respective carrying values has occurred as of December 31, 2000.

                                                                     (continued)

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

Revenue Recognition

Revenue and profits on fixed-price long-term and commercial contracts are recognized using the unit of delivery method. Profits expected to be realized on contracts are based on total sales value as related to estimated costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments to profits resulting from such revisions are made cumulative to the date of the change. Estimated losses on long-term contracts-in-progress are recorded in the period in which such losses become known.

During the fourth quarter of 2000, the Division adopted the provisions of Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition", which did not have any effect on how the Division recognizes its revenue.

Research and Development

Research and development costs are expensed as incurred. Such costs amounted to approximately $134 for the year ended December 31, 2000. Certain other development costs are incurred in connection with long-term contracts pursuant to which these costs are financed under related contracts. These costs are included in cost of sales and the related revenues are included in net sales in the accompanying statement of income.

Derivative Instruments

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters beginning after June 15, 2000 (as amended by SFAS No. 137) and will not require retroactive restatement of prior-period financial statements. The Division currently does not use derivative instruments or engage in hedging activities and, accordingly, its provisions did not have any impact on its financial statements when it was adopted on January 1, 2001.

Comprehensive Income

The Division observes the provisions of SFAS No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. Comprehensive income is the total of net income and all other non-owner changes in equity (or other comprehensive income) such as unrealized gains/losses on securities available-for-sale, foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive and other comprehensive income must be reported on the face of the annual financial statements. The Division's comprehensive income is the same as its net income presented in the statement of income.

                                                                     (continued)

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Division does not have a separate corporate legal existence apart from Ericsson. Accordingly, the accompanying provision for income taxes reflects the effects of historical Federal and state statutory rates on the Division's operating income. Furthermore, future income tax effects have not been provided for in the accompanying balance sheet.

3. INVENTORIES, NET

Inventories, net consist of the following:

    Raw materials                                        $ 4,285
    Work-in-process                                        1,513
    Unliquidated progress payments                          (174)
                                                         -------
                                                           5,624

    Less: reserves                                        (2,535)
                                                         -------
                                                         $ 3,089
                                                         =======

4. ACCRUED LIABILITIES

Accrued liabilities consist of the following:

    Accrued payroll, benefits and termination costs      $ 1,036
    Accrued losses on long-term contracts                    690
    Customer overpayments                                    329
    Other                                                    511
                                                         -------
                                                         $ 2,566
                                                         =======

5. COMMITMENTS AND CONTINGENCIES

Operating Leases

Rent expense, including amounts charged to inventory, as part of overhead allocations and the rental of machinery and equipment (on a month-to-month basis) was $263 for the year ended December 31, 2000.

                                                                     (continued)

ERICSSON AMPLIFIER TECHNOLOGIES, INC. -
NON-WIRELESS DIVISION

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

Litigation

In the normal course of business, the Division is a party to various claims and/or litigation. Management believes that the settlement of all such claims and/or litigation, considered in the aggregate, will not have a material adverse effect on the Division's financial position and results of operations.

Letters of Credit

As of December 31, 2000, the Division had outstanding letters of credit aggregating $1,127.

                        Comtech Telecommunications Corp.
                     Pro Forma Combined Financial Statements

        On April 30, 2001, the Company acquired the commercial satellite, medical and government RF microwave amplifier product lines of MPD Technologies, Inc. ("MPD"), the Non-Wireless Division of Ericsson Amplifier Technologies, Inc., for an adjusted sales price of $12.9 million. The original sales price of $11.0 million was adjusted subsequent to the acquisition date, as per the terms of the agreement, to reflect the change in the inventory amount actually acquired as compared to the inventory amount included in the agreement. Also included in the adjusted purchase price are the acquisition costs associated with the transaction. The acquisition of MPD was accounted for under the purchase method of accounting.

        The attached unaudited pro forma combined statements of operations for the nine months ended April 30, 2001 and the year ended July 31, 2000 give effect to the purchase by the Company of MPD. The unaudited pro forma combined statements of operations for the nine months ended April 30, 2001 combines the Company's historical results for the nine months ended April 30, 2001 and MPD's historical results for the nine months ended April 30, 2001, giving effect to the acquisition as if it had occurred as of August 1, 2000. The unaudited pro forma combined statement of operations for the year ended July 31, 2000 combines the Company's historical results for the year ended July 31, 2000 and MPD's historical results for the year ended July 31, 2000, giving effect to the acquisition as if it had occurred as of August 1, 1999.

        The unaudited pro forma combined financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future. These unaudited pro forma statements should be read in conjunction with the notes to the unaudited pro forma financial statements.

                                    Contents

        Unaudited Pro Forma Combined Statement of Operations for the
        Nine Months Ended April 30, 2001....................................F 11

        Unaudited Pro Forma Combined Statement of Operations for the
        Year Ended July 31, 2000............................................F-12

        Notes to Unaudited Pro Forma Combined Financial Statements.....F-13-F-14

                        Comtech Telecommunications Corp.
              Unaudited Pro Forma Combined Statement of Operations
                    For the nine months ended April 30, 2001
                      (in thousands, except per share data)

                                                                      Unaudited       Unaudited
                                         Comtech Tel.                 Pro Forma       Pro Forma
                                            Corp.           MPD      Adjustments       Combined
                                         ------------    ---------   -----------      ---------
Net sales                                $ 105,279       22,087       (4,533)(a)        122,833

Operating costs and expenses:
   Cost of sales                            67,172       17,943       (5,089)(b)         80,026
   Selling, general and administrative      18,030        2,111          116(c)          20,257
   Research and development                  7,651          180           --              7,831
   Amortization of intangibles               1,759           --          636(g)           2,395
                                         ---------    ---------    ---------          ---------
Total operating costs and expenses          94,612       20,234       (4,337)           110,509
                                         ---------    ---------    ---------          ---------

Operating income (loss)                     10,667        1,853         (196)            12,324

Other expense (income):
   Interest expense                          2,836          452          550(d)(h)        3,838
   Interest income                          (1,968)          --           --             (1,968)
   Other, net                                  864           --           --                864
                                         ---------    ---------    ---------          ---------

Income (loss) before provision for
   income taxes                              8,935        1,401         (746)             9,590
Provision (benefit) for income taxes         3,529          560         (295)(e)(f)       3,794
                                         ---------    ---------    ---------          ---------
Net income (loss)                        $   5,406          841         (451)             5,796
                                         =========    =========    =========          =========
Net income per share:
   Basic                                 $    0.74                                         0.79
                                         =========                                    =========
   Diluted                               $    0.69                                         0.74
                                         =========                                    =========

Weighted average number of common
   shares outstanding - basic                7,324                                        7,324
   Potential dilutive common shares            561                                          561
                                         ---------                                    ---------

Weighted average number of common
   and common equivalent shares
   outstanding assuming dilution -
   diluted                                   7,885                                        7,885
                                         =========                                    =========

         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        Comtech Telecommunications Corp.
              Unaudited Pro Forma Combined Statement of Operations
                        For the year ended July 31, 2000
                      (in thousands, except per share data)

                                                     Comtech Tel.               Pro Forma       Pro Forma
                                                         Corp.        MPD      Adjustments      Combined
                                                     ------------   -------    -----------      ---------

Net sales                                              $ 66,444      28,938      (6,534)(a)       88,848

Operating costs and expenses:
     Cost of sales                                       45,942      27,221      (7,864)(b)       65,299
     Selling, general and administrative                 12,058       4,154         155(c)        16,367
     Research and development                             2,644          84          --            2,728
     In-process research and development                 10,218          --          --           10,218
     Amortization of intangibles                            230          --         848(g)         1,078
                                                       --------     -------      ------          -------
Total operating costs and expenses                       71,092      31,459      (6,861)          95,690
                                                       --------     -------      ------          -------

Operating income (loss) from continuing operations       (4,648)     (2,521)        327           (6,842)

Other expenses (income):
     Interest expense                                       381         688         668(d)(h)      1,737
     Interest income                                     (1,511)         --                       (1,511)
     Other, net                                             201          --          --              201
                                                       --------     -------      ------          -------
Loss from continuing operations before income taxes      (3,719)     (3,209)       (341)          (7,269)
Provision (benefit) for income taxes                         85      (1,284)        (90)(e)(f)    (1,289)
                                                       --------     -------      ------          -------

Loss from continuing operations                          (3,804)     (1,925)       (251)          (5,980)

Discontinued operations :
     Loss from operations of discontinued segment          (137)         --          --             (137)
     Loss on disposal of segment                             --          --          --               --
                                                       --------     -------      ------          -------
Net loss                                               $ (3,941)     (1,925)       (251)          (6,117)
                                                       ========     =======      ======          =======
Basic loss per share:
     Loss from continuing operations                   $  (0.67)                                  (1.08)
     Loss from discontinued operations                    (0.02)                                  (0.02)
                                                       --------                                 -------
Basic loss per share                                   $  (0.69)                                  (1.10)
                                                       ========                                 =======

Diluted loss per share:
     Loss from continuing operations                   $  (0.67)                                  (1.08)
     Loss from discontinued operations                    (0.02)                                  (0.02)
                                                       --------                                 -------
     Diluted loss per share                            $  (0.69)                                  (1.10)
                                                       ========                                 =======

Weighted average number of common shares
     outstanding-basic                                    5,663                                   5,663
     Potential dilutive common shares                        --                                      --
                                                       --------                                 -------

Weighted average number of common and
     common equivalent shares outstanding assuming
     dilution - diluted                                   5,663                                   5,663
                                                       ========                                 =======

         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        Comtech Telecommunications Corp.
           Notes to Unaudited Pro Forma Combined Financial Statements
    For the nine months ended April 30, 2001 and the year ended July 31, 2000
                                 (in thousands)

A.    Basis of Presentation

      The accompanying unaudited pro forma financial statements present the financial position and results of operations of Comtech Telecommunications Corp. and Subsidiaries (the "Company") giving effect to the acquisition by the Company of the commercial satellite, medical and government RF microwave amplifier product lines of MPD Technologies, Inc. ("MPD") on April 30, 2001, pursuant to an Asset Purchase Agreement dated as of March 2, 2001 between MPD and the Company (the "Agreement). The acquisition of MPD by the Company was accounted for under the purchase method of accounting and, accordingly, the purchase price was allocated to the assets and liabilities of MPD based on their fair values at April 30, 2001.

      Throughout the period covered by the financial statements, MPD was conducted and accounted for as the Non-Wireless Division of Ericsson Amplifier Technologies, Inc. ("Ericsson"). Historically, separate financial statements were not prepared for MPD. The audited MPD financial statements were derived from the historical accounting records of Ericsson, and do not reflect the impact of the Agreement.

      Pursuant to the Agreement, the Company acquired substantially all of the assets and liabilities of MPD. The assets and liabilities not acquired relate to the contracts of MPD that are excluded from the agreement ("Excluded Contracts"). The preparation of the unaudited pro forma financial statements required certain carve-out adjustments to derive the total revenues, expenses, assets and liabilities of MPD. Such adjustments were not reflected in the books and accounting records of MPD but are necessary to fairly reflect the actual historical results of the MPD business acquired. The unaudited pro forma financial statements include all costs directly associated with the MPD business acquired such as cost of goods sold, general and administrative, selling, research and development and interest expense.

      All of the allocations and estimates in the MPD financial statements are based on assumptions that Ericsson and MPD management believes are reasonable under the circumstances. The audited MPD financial statements are not necessarily indicative of the financial position or results of operations and cash flows of MPD in the future or indicative of the results that would have been reported.

                                                                     (continued)

                        Comtech Telecommunications Corp.
           Notes to Unaudited Pro Forma Combined Financial Statements
    For the nine months ended April 30, 2001 and the year ended July 31, 2000
                                 (in thousands)

(B)   Purchase Price Allocation

      Reflects acquisition of MPD for $12.9 million, resulting in an excess of the purchase price over the fair value of the net assets acquired (goodwill and identifiable intangibles) of $10,063. The purchase price allocation is summarized as follows:

      Cash paid by Comtech                     $  1,986
      Debt issued                                10,000
      Estimated transaction expenses                890
                                               --------
      Adjusted purchase price                  $ 12,876
                                               ========

      The adjusted purchase price has been allocated as follows:

      Fair value of net assets acquired                                              $       2,813
      Fair value of existing technology                                                      1,800
      Fair value of customer base                                                            1,800
      Excess of the purchase price over the fair value of the
        net  assets and identifiable intangibles acquired                                    6,463
                                                                                    --------------
                                                                                    $       12,876
                                                                                    ==============

(C)   Unaudited Pro Forma Adjustments

      A description of the unaudited pro forma adjustments included in the unaudited pro forma combined statements of operations are as follows:

(a)   Reflects actual net sales of the Excluded Contracts.
(b)   Reflects actual cost of sales of the Excluded Contracts.
(c) Reflects additional depreciation expense on fixed assets acquired by the Company.
(d)   Reflects an allocation of interest expense to the Excluded Contracts.
(e) Reflects the tax effect of the Excluded Contracts using the Non-Wireless Division's historical effective tax rate.
(f) Reflects the income tax effect of increased interest, depreciation, and amortization expense at the effective tax rate of 39.5% for the nine months ended April 30, 2001 and 37.5% for the Company's year ended July 31, 2000.
(g) Represents the amortization of goodwill and identifiable intangible assets on a straight-line basis computed as follows:
        o     Goodwill, totaling $6,463, amortized over 20 years.
        o     Existing technology, totaling $1,800, amortized over 6 years.
        o     Customer base, totaling $1,800, amortized over 8 years
(h) Reflects interest expense resulting from the issuance of debt to finance the acquisition. The interest rate on new debt of $10,000 is 8.50%.